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                                                                    EXHIBIT 99.1






FOR IMMEDIATE RELEASE
October 28, 2002

Contact: John Breed
         (713) 209-8835

                    COOPER INDUSTRIES COMPLETES $275 MILLION
                          OFFERING OF SEVEN-YEAR NOTES

HOUSTON, TX, October 28 -- Cooper Industries, Ltd. (NYSE: CBE) today announced that its Cooper Industries, Inc. subsidiary has issued $275 million of senior unsecured notes due in 2009. The fixed rate notes have an interest rate coupon of 5.50 percent. Proceeds from the financing will be used to repay maturing long and short term debt.
         Cooper Industries, Ltd., with 2001 revenues of $4.2 billion, is a global manufacturer of electrical products and tools and hardware. Incorporated in Bermuda, with administrative headquarters in Houston, Texas, Cooper has more than 30,000 employees serving more than 100 locations around the world and sells products to customers in more than 50 countries. For more information, visit www.cooperindustries.com.




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